 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2019

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2019, Dasan Network Solutions, Inc. (“Purchaser”), a California corporation and wholly-owned subsidiary of Dasan Zhone Solutions, Inc., entered into a Share Transfer Agreement (the “Purchase Agreement”) with Handysoft, Inc. (“Seller”), a company incorporated under the laws of Korea.

The Purchase Agreement provides that, upon the terms and subject to the conditions described therein, Purchaser will acquire from Seller all of Seller’s ownership interests in DASAN Network Solutions JAPAN, Inc. (“DNS Japan”), a company organized under the laws of Japan, in exchange for approximately $950,000 in cash (the “Transaction”).  The Transaction was effective upon the execution of the Purchase Agreement.  Prior to the Transaction, Seller was a minority shareholder of DNS Japan and Purchaser was the majority shareholder of DNS Japan.  As a result of the Transaction, Purchaser became the sole shareholder of DNS Japan.

The Purchase Agreement contains certain representations, warranties and covenants of each of the Purchaser and the Seller, including, among other things, representations by Seller as to the ownership and transferability of the shares.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Share Transfer Agreement dated as of July 31, 2019 by and between Handysoft, Inc. and DASAN Network Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASAN Zhone Solutions, Inc.

Dated: August 5, 2019	By:	/s/ Michael Golomb
Michael Golomb
Chief Financial Officer, Corporate Treasurer and Corporate Secretary